                                     FORM OF
                    TWELVETH AMENDMENT TO CUSTODIAN CONTRACT

                         THE HARTFORD MUTUAL FUNDS, INC.

                           Effective December 31, 2004

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re:   THE HARTFORD MUTUAL FUNDS, INC.
      CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL PORTFOLIO

Dear Sir or Madam:

This notice of an additional portfolio is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new portfolio of the Fund under the terms of the Contract:

-     THE HARTFORD SELECT MIDCAP GROWTH FUND

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                      THE HARTFORD MUTUAL FUNDS, INC.

                                      By:    _________________________
                                      Name:  David M. Znamierowski
                                      Title: President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    _______________________
Name:  _____________________________
Title: ___________________